EXHIBIT 99.1

Contacts:	For Media:	For Financials:
	John Oxford	Kevin Chapman
	Vice President	Executive Vice President
	Director of External Affairs	Chief Financial Officer
	(662) 680-1219	(662) 680-1450
	joxford@renasant.com	kchapman@renasant.com

Renasant Corporation Completes Merger with
Heritage Financial Group, Inc.

TUPELO, MISSISSIPPI (July 1, 2015) - Renasant Corporation (NASDAQ: RNST)
(“Renasant” or “the Company”) today announced that it had completed its merger with Heritage Financial Group, Inc. (“Heritage”), a bank holding company headquartered in Albany, Georgia, and the parent of HeritageBank of the South, a Georgia savings bank. The combined Company has approximately $7.5 billion in total assets with 171 banking, mortgage, wealth management, investment and insurance offices throughout Mississippi, Tennessee, Alabama, Georgia and Florida.

“With the merger now complete, Renasant has added branch and mortgage locations to our legacy markets of Birmingham and Atlanta, as well as gained entry into several attractive new markets in Alabama, Georgia and Florida,” said Renasant Chairman and Chief Executive Officer, E. Robinson McGraw. “This merger expands our market share and is expected to enhance our earnings growth and profitability, and we believe it will greatly benefit our current and future clients with expanded locations, services and products. We look forward to a bright future with our merger complete and Heritage now being part of the Renasant family.”

The combined Company now has approximately $5.2 billion in gross loans and $6.1 billion in deposits. The merger adds to Renasant approximately $1.9 billion in assets, $1.2 billion in loans and $1.3 billion in deposits, as well as 48 banking, mortgage and investment offices in Alabama, Georgia and Florida.

The merger enhances the Company’s presence in the metro markets of Birmingham, Alabama, and Atlanta, Georgia, with minimal existing overlap while providing entry into new markets, such as Albany, Statesboro, Macon, Valdosta and Savannah, Georgia; Auburn, Alabama; and Ocala and Gainesville, Florida. The merger also provides a stable source of low-cost core deposits that are expected to support and enhance Renasant’s future growth activities.

Even though the merger is complete, full conversion and integration of Heritage into Renasant is not expected to be finished until late August 2015. At this time, Heritage clients should continue to conduct their banking business as usual, including but not limited to, using existing branches, debit cards, checks, ATMs and making loan payments until conversion is complete. The Company has set up an FAQ for clients to obtain useful information about the transition at www.renasantbank.com.

In conjunction with completion of the merger, Fred F. Sharpe of Albany, Georgia, is joining the Company’s corporate board of directors. Sharpe is the owner of U-Save-It Pharmacy, Inc., which has more than 30 locations throughout the Southeast. He is a graduate of the University of Georgia, School of Pharmacy and is a veteran of the United States Army. Sharpe was formerly a member of the board of directors of HeritageBank of the South. Also, O. Leonard Dorminey, the former

President and Chief Executive Officer of Heritage and now the President of Renasant Bank’s Georgia region, received an inducement award of 35,000 shares of restricted stock of the Company, which vests in four equal annual installments beginning on December 31, 2015.

ABOUT RENASANT CORPORATION:

Renasant Corporation is the holding company for Renasant Bank, a 111-year-old financial services institution, and Renasant Insurance. Renasant has assets of approximately $7.5 billion and operates more than 170 banking, mortgage, financial services and insurance offices in Mississippi, Tennessee, Alabama, Georgia and Florida.

NOTE TO INVESTORS:

This news release may contain, or incorporate by reference, statements which may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements usually include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.

Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, significant underperformance in our portfolio of outstanding loans, and competition in our markets. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.